UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 10, 2002

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 7.  Financial Statements and Exhibits
  (c) Exhibits. The following exhibit is filed with this Report:

          99 - Reuters Press Article on AirTran Airways. (December 10, 2002)

Item 9.   Regulation FD
On December 10, 2002 members of AirTran Holdings, Inc. (the "Company") management spoke with reporters about the company's outlook for the remainder of the year.

The information contained in this Form 8-K, including Exhibit 99, contains forward-looking statements. Statements regarding the Company's expectations about future profitability, rates of growth, the success of the company's business model, and expectation of future competitive successes are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, fuel and other commodity costs, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2001. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2002	AirTran Holdings, Inc. (Registrant) /s/ Richard P. Magurno Richard P. Magurno Senior Vice President, General Counsel and Secretary

Date: December 11, 2002	AirTran Airways, Inc. (Registrant) /s/ Richard P. Magurno Richard P. Magurno Senior Vice President, General Counsel and Secretary